Exhibit 4.6

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE
COMPANY’S PROSPECTUS DATED [•], 2009 (THE “PROSPECTUS”) AND ARE INCORPORATED
HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST
FROM [•], THE INFORMATION AGENT.
Builders FirstSource, Inc.
Incorporated under the laws of the State of Delaware
TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Transferable Subscription Rights to Purchase Shares of Common Stock of
Builders FirstSource, Inc.
CUSIP#: [•]
Subscription Price: $3.50 per Share
THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M.,
EASTERN TIME, ON [•], 2009, UNLESS EXTENDED BY THE COMPANY
REGISTERED
         OWNER:
THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.01 per share, of Builders FirstSource, Inc., a Delaware corporation, at a subscription price of $3.50 per share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Remaining Shares”), any Rights holder (other than JLL Partners Fund V, L.P. and Warburg Pincus Private Equity IX, L.P.) that exercises its Basic Subscription Privilege in full may subscribe for a number of Remaining Shares up to the number of shares of Common Stock for which such Rights holder subscribed under its Basic Subscription Privilege pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the instructions set forth in Form 1 hereto, the Prospectus, and the Instructions for Use of Builders FirstSource, Inc. Subscription Rights Certificates.
This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.
Witness the seal of Builders FirstSource, Inc. and the signatures of its duly authorized officers.
Dated:

[Chairman of the Board]	[Senior Vice President and Chief Financial Officer]

COUNTERSIGNED AND REGISTERED:
     [•],

([CITY]) SUBSCRIPTION AGENT
AND REGISTRAR

By:

AUTHORIZED SIGNATURE
DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand:	If delivering by mail or overnight courier:

[•]	[•]
[ADDRESS]	[ADDRESS]
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.
FORM 1—EXERCISE OF SUBSCRIPTION RIGHTS
To subscribe for shares pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Privilege or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Privilege or Over-Subscription Privilege, as applicable.
(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply		shares x $3.50	= $
for

	(no. of new shares)	(subscription price)		(amount enclosed)
(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:
If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares, in an amount equal to up to the number of shares of Common Stock for which you subscribed under your Basic Subscription Privilege, pursuant to your Over-Subscription Privilege:

I apply for		shares x $3.50	= $

	(no. of new shares)	(subscription price)		(amount enclosed)
(c) Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE):
☐	Cashier’s or certified check drawn on a U.S. bank.

☐	Wire transfer of immediately available funds directly to the account maintained by [•], as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at [•], [ADDRESS], ABA #[•], Account #[•] [SUBSCRIPTION AGENT] FBO Builders FirstSource, Inc., with reference to the rights holder’s name.
FORM 2—TRANSFER TO DESIGNATED TRANSFEREE
To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5.
For value received                      of the subscription rights represented by this Subscription Rights Certificate are assigned to:

Social Security #

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.
FORM 3—DELIVERY TO DIFFERENT ADDRESS
If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 4—SIGNATURE
TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.
Signature(s)
IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5—SIGNATURE GUARANTEE
This form must be completed if you have completed any portion of Forms 2 or 3.

Signature
Guaranteed:

(Name of Bank or Firm)

By:

(Signature of Officer)
IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.
FOR INSTRUCTIONS ON THE USE OF BUILDERS FIRSTSOURCE, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT [•], THE INFORMATION AGENT, AT [•].